Exhibit 10.19

          SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                 Dated as of September 28, 2000


     This Second Amended and Restated Credit Agreement (this "AGREEMENT") dated as of September 28, 2000, is by and between HEARTLAND FINANCIAL USA, INC., a corporation formed under the laws of the State of Delaware ("BORROWER"), and THE NORTHERN TRUST COMPANY, an Illinois banking corporation ("LENDER"), with a banking office at 50 South LaSalle Street, Chicago, Illinois 60675, and shall amend and restate in its entirety that certain Amended and Restated Credit Agreement dated as of July 23, 1999 executed by and between Borrower and Lender, as amended by that certain Amendment dated as of November 1, 1999 to Amended and Restated Credit Agreement by and between Borrower and Lender, that certain Second Amendment dated as of July 23, 2000 to Amended and Restated Credit Agreement ("SECOND AMENDMENT") by and between Borrower and Lender, and all other prior amendments, modifications, or waivers thereof or thereto (collectively, the "AMENDED AND RESTATED CREDIT AGREEMENT").

     WHEREAS, Borrower and Lender are parties to the Amended and Restated Credit Agreement pursuant to which Lender has made revolving loans ("PRIOR REVOLVING LOANS") and a term loan ("TERM
LOAN") to Borrower; and

     WHEREAS, Borrower and Lender have agreed that the Amended and Restated Credit Agreement shall be amended and restated into this Agreement to, among other things, restructure the Prior Revolving Loans and the Term Loan into the Loans under this Agreement, and to make certain other amendments, all as provided herein.

     NOW, THEREFORE, in consideration of the promises and the agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereby agree as follows:

                    SECTION 1.          LOANS

     1.1. RESTRUCTURING. On the date all the conditions precedent to the effectiveness of this Agreement have been satisfied (herein, the "RESTRUCTURING DATE"), and at the time on the Restructuring
Date that the restructuring contemplated by this Agreement occurs (herein, the "RESTRUCTURING TIME"), the outstanding principal balance of the Prior Revolving Loans and the Term Loan at the Restructuring Time shall be restated and continued as Loans under this Agreement.

1.2. REVOLVING CREDIT LOANS. Subject to the terms and conditions of this Agreement, Lender agrees to make loans (the "Loan(s)") to Borrower, from time to time from the date of this Agreement through September 27, 2001 (the "MATURITY DATE"), at such times and in such amounts, not to exceed THIRTY MILLION UNITED STATES DOLLARS ($30,000,000) (the "COMMITMENT") at any one time outstanding, as Borrower may request. During such period Borrower may borrow, repay and reborrow hereunder. Each borrowing shall be in the amount of at least $500,000.00 or the remaining unused amount of the Commitment.

1.3. REVOLVING CREDIT NOTE. The Loans, including the Prior Revolving Loans and the Term Loan, shall be evidenced by a promissory note (the "NOTE"), substantially in the form of EXHIBIT A, with appropriate insertions, dated the date hereof, payable to the order of Lender and in the principal amount of the Commitment. Lender may at any time and from time to time at Lender's sole option attach a schedule (grid) to the Note and endorse thereon notations with respect to each Loan specifying the date and principal amount thereof, the Interest Period (as defined below) (if applicable), the applicable interest rate and rate option, and the date and amount of each payment of principal and interest made by Borrower with respect to each such Loan. Lender's endorsements as well as its records relating to the Loans shall be rebuttably presumptive evidence of the outstanding principal and interest on the Loans, and, in the event of inconsistency, shall prevail over any records of Borrower and any written confirmations of Loans given by Borrower. The unpaid principal of the Note and all accrued and unpaid interest shall be payable on or before the Maturity Date.

1.4. EXTENSION OF MATURITY DATE. Borrower may request an extension of the Maturity Date by submitting a request for an extension to Lender (an "EXTENSION REQUEST") no more than sixty
(60) days prior to the current Maturity Date. The Extension Request must specify the new Maturity Date requested by Borrower and the date (which must be at least thirty (30) days after the Extension Request is delivered to Lender) as of which Lender must respond to the Extension Request (the "EXTENSION DATE"). The new Maturity Date shall be no more than 364 days after the Maturity Date in effect at the time the Extension Request is received, including such Maturity Date as one of the days in the calculation of the days elapsed. Promptly upon receipt of an Extension Request, Lender shall endeavor in good faith to notify the Other Banks (as hereinafter defined) of the contents thereof (provided it shall not be liable to Borrower, the Other Banks, or any other Person for its failure to do so). If Lender fails to respond to an Extension Request by the Extension Date, Lender shall be deemed to have denied the Extension Request. If Lender, in its sole discretion, decides to approve the Extension Request, Lender shall deliver its written consent to Borrower, and endeavor in good faith to notify the Other Banks of such extension no later than the Extension Date (provided it shall not be liable to Borrower, the Other Banks, or any other Person for its failure to do so). If and only if the consent of each of the Other Banks to the same new Maturity Date is received by Borrower and Lender on or before the Extension Date, the Maturity Date specified in the Extension Request shall become effective at the expiration of the existing Maturity Date.

              SECTION 2.          INTEREST AND FEES

     2.1. INTEREST RATE. Borrower agrees to pay interest on the unpaid principal amount from time to time outstanding hereunder at the following rates per annum:

     (a) before maturity of any Loan, whether by acceleration or otherwise, at the option of Borrower, subject to the terms hereof at a rate equal to:

           (i) The "PRIME-BASED RATE", which shall mean the Prime Rate (as hereinafter defined) MINUS 1.0% per annum; or

           (ii) "LIBOR", which shall mean that fixed rate of interest per year for deposits with Interest Periods of 1, 2, or 3 months (which Interest Period Borrower shall select subject to the terms stated herein) in United States dollars offered to Lender in or through the London interbank market at or about 11:00 A.M., London time, two Banking Days (as defined below) (during which banks are generally open in both Chicago and London) before the rate is to take effect in an amount corresponding to the amount of the requested Loan or portion thereof and for the London deposit Interest Period requested, DIVIDED BY one minus any applicable reserve requirement (expressed as a decimal) on Eurodollar deposits of the same amount and Interest Period as determined by Lender in its sole discretion, PLUS 1.15% per annum; or

           (iii) "FEDERAL FUNDS RATE", which shall mean the weighted average of the rates on overnight Federal funds transactions, with members of the Federal Reserve System only, arranged by Federal funds brokers, PLUS 1.15% per annum. The Federal Funds Rate shall be determined by Lender on the basis of reports by Federal funds brokers to, and published daily by, the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities. If such publication is unavailable or the Federal Funds Rate is not set forth therein, the Federal Funds Rate shall be determined on the basis of any other source reasonably selected by Lender. The Federal Funds Rate applicable each day shall be the Federal Funds Rate reported as applicable to Federal funds transactions on that date. In the case of Saturday, Sunday or legal holiday, the Federal Funds Rate shall be the rate applicable to Federal funds transactions on the immediately preceding day for which the Federal Funds Rate is reported.

     (b) After the maturity of any Loan, whether by acceleration or otherwise, such Loan shall bear interest until paid at a rate equal to two percent (2%) in addition to the rate in effect immediately prior to maturity (but not less than the Prime-Based Rate in effect at maturity).

     2.2. RATE SELECTION. Borrower shall select and change its selection of the interest rate as among LIBOR, the Federal Funds Rate and the Prime-Based Rate, as applicable, to apply to at least $500,000 and in integral multiples of $100,000 thereafter of any Loan or portion thereof, subject to the requirements herein stated:

     (a)  At the time any Loan is made;

     (b) At the expiration of a particular LIBOR Interest Period selected for the outstanding principal balance of any Loan or portion of any Loan currently bearing interest at LIBOR; and

     (c) At any time for the outstanding principal balance of any Loan or portion thereof currently bearing interest at the Prime-Based Rate or the Federal Funds Rate.

     2.3. RATE CHANGES AND NOTIFICATIONS.

     (a) LIBOR. If the Loans may bear interest at the LIBOR Rate (pursuant to SECTION 2.1 hereinabove) and Borrower wishes to borrow funds at LIBOR or Borrower wishes to change the rate of interest on any Loan or portion thereof, within the limits described above, from any other rate to LIBOR, it shall, at or before 11:00 A.M., Chicago, Illinois time, not less than three Banking Days prior to the Banking Day on which such rate is to take effect, give Lender written or telephonic notice thereof, which shall be irrevocable. Such notice shall specify the Loan or portion thereof to which LIBOR is to apply, and, in addition, the desired LIBOR Interest Period of one, two or three months (but not to exceed the Maturity Date).

     (b) FEDERAL FUNDS RATE OR PRIME-BASED RATE. If the Loans may bear interest at the Federal Funds Rate or Prime-Based Rate (pursuant to SECTION 2.1 hereinabove) and Borrower wishes to borrow funds or to change the rate of interest on any Loan or any portion thereof, to such rate, it shall, at or before l0:00 A.M., Chicago, Illinois time on the date such borrowing or change is to take effect, which shall be a Banking Day, give written or telephonic notice thereof, which shall be irrevocable. Such notice shall specify the Loan or portion thereof to which the Federal Funds Rate or Prime-Based Rate shall apply.

     (c) FAILURE TO NOTIFY. If Borrower does not notify Lender at the expiration of a selected Interest Period with respect to any principal outstanding at LIBOR, then in the absence of such notice Borrower shall be deemed to have elected to have such principal accrue interest after the respective LIBOR Interest Period at the Prime-Based Rate. If Borrower does not notify Lender as to its selection of the interest rate option with respect to any new Loan, then in the absence of such notice Borrower shall be deemed to have elected to have such initial advance accrue interest at the Prime-Based Rate.

     2.4. INTEREST PAYMENT DATES. Accrued interest shall be paid in respect of each portion of principal (a) to which the Prime-Based Rate or the Federal Funds Rate applies, monthly on the last day of each month of each year, beginning with the first of such dates to occur after the date of the first Loan or portion thereof, at maturity, and upon payment in full, and (b) to which the LIBOR option applies, the end of each respective Interest Period, every three months, at maturity, and upon payment in full, whichever is earlier or more frequent. After maturity of any installment, interest shall be payable upon demand.

2.5. ADDITIONAL PROVISIONS WITH RESPECT TO FEDERAL FUNDS RATE AND
LIBOR LOANS.

     The selection by Borrower of the Federal Funds Rate or LIBOR and the maintenance of Loans or portions thereof at such rate shall be subject to the following additional terms and conditions:

     (a) AVAILABILITY OF DEPOSITS AT A DETERMINABLE RATE. If, after Borrower has elected to borrow or maintain any Loan or portion thereof at the Federal Funds Rate or LIBOR, Lender notifies
     Borrower that:

           (i) United States dollar deposits in the amount and for the maturity requested are not available to Lender (in the case of LIBOR, in the London interbank market); or

           (ii) Reasonable means do not exist for Lender to determine the Federal Funds Rate or LIBOR for the amount and maturity requested, all as determined by Lender in its sole discretion, then the principal subject to the Federal Funds Rate or LIBOR shall accrue or shall continue to accrue interest at the Prime-Based Rate.

     (b)  PROHIBITION OF MAKING, MAINTAINING, OR REPAYMENT OF
     PRINCIPAL AT THE FEDERAL FUNDS RATE OR LIBOR. If any treaty, statute, regulation, interpretation thereof, or any directive, guideline, or otherwise by a central bank or fiscal authority (whether or not having the force of law) shall either prohibit or extend the time at which any principal subject to the Federal Funds Rate or LIBOR may be purchased, maintained, or repaid, then on and as of the date the prohibition becomes effective, the principal subject to that prohibition shall continue at the Prime-Based Rate.

     (c) PAYMENTS OF PRINCIPAL AND INTEREST TO BE INCLUSIVE OF ANY TAXES OR COSTS. All payments of principal and interest shall include any taxes and costs incurred by Lender resulting from having principal outstanding hereunder at the Federal Funds Rate or at LIBOR. Without limiting the generality of the preceding obligation, illustrations of such taxes and costs are:

           (i) With respect only to LIBOR, taxes (or the withholding of amounts for taxes) of any nature whatsoever including income, excise, and interest equalization taxes (other than income taxes imposed by the United States or any state thereof on the income of Lender), as well as all levies, imposts, duties, or fees whether now in existence or resulting from a change in, or promulgation of, any treaty, statute, regulation, interpretation thereof, or any directive, guideline, or otherwise, by a central bank or fiscal authority (whether or not having the force of law) or a change in the basis of, or time of payment of, such taxes and other amounts resulting therefrom;

           (ii) With respect only to LIBOR, any reserve or special deposit requirements against assets or liabilities of, or deposits with or for the account of, Lender with respect to principal outstanding at LIBOR (including those imposed under Regulation D of the Federal Reserve Board) or resulting from a change in, or the promulgation of, such requirements by treaty, statute, regulation, interpretation thereof, or any directive, guideline, or otherwise by a central bank or fiscal authority (whether or not having the force of law), including capital adequacy regulations;

           (iii) With respect only to LIBOR, any other costs resulting from compliance with treaties, statutes, regulations, interpretations, or any directives or guidelines, or otherwise by a central bank or fiscal authority (whether or not having the force of law);

           (iv) Any loss (including loss of anticipated profits) or expense incurred by reason of the liquidation or re-employment of deposits acquired by Lender:

               (A)  To make any Loan or portion thereof or
               maintain principal outstanding at LIBOR or the Federal Funds Rate, or

               (B) As the result of a voluntary prepayment at a date other than the last day of an Interest Period selected for principal outstanding at LIBOR; or

               (C) As the result of a mandatory repayment at a date other than the last day of an Interest Period selected for principal outstanding at LIBOR or as the result of the occurrence of an Event of Default and the acceleration of any portion of the indebtedness hereunder; or

               (D) As the result of a prohibition on making, maintaining, or repaying principal outstanding at LIBOR or the Federal Funds Rate.

     If Lender incurs any such taxes or costs, Borrower, upon demand in writing specifying such taxes and costs, shall promptly pay them; save for manifest error Lender's specification shall be presumptively deemed correct.

     2.6. BASIS OF COMPUTATION. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days, including the date a Loan is made and excluding the date a Loan or any portion thereof is paid or prepaid.

2.7. FACILITY FEE, REDUCTION OF COMMITMENT. Borrower agrees to pay Lender a facility fee (the "FACILITY FEE") equal to one-eighth of one percent (0.125%) per annum on the Commitment (whether or not in use). The Facility Fee shall commence to accrue on the date of this Agreement and shall be paid on the last day of each calendar quarter in each year, beginning with the first of such dates to occur after the date of this Agreement, at maturity and upon payment in full. At any time or from time to time, upon at least ten days' prior written notice, which shall be irrevocable, Borrower may reduce the Commitment in the amount of at least $500,000 or in full. Upon any such reduction of any part of the unused Commitment, the Facility Fee on the part reduced shall be paid in full as of the date of such reduction.

          SECTION 3.          PAYMENTS AND PREPAYMENTS

     3.1. OPTIONAL PREPAYMENTS. Borrower may prepay without penalty or premium any principal bearing interest at the Prime-Based Rate or the Federal Funds Rate and may prepay any principal bearing interest at LIBOR at the end of the Interest Period chosen or agreed to by Borrower applicable to such Loan or portion of such Loan. If Borrower prepays any principal bearing interest at LIBOR in whole or in part prior to the expiration of the relevant
Interest Period, or if the maturity of any such LIBOR principal is accelerated, then, to the fullest extent permitted by law Borrower shall also pay Lender for all losses (including but not limited to interest rate margin and any other losses of anticipated profits) and expenses incurred by reason of the liquidation or re-employment of deposits acquired by Lender to make the Loan or maintain principal outstanding at LIBOR. Upon Lender's demand in writing specifying such losses and expenses, Borrower shall promptly pay them; Lender's specification shall be deemed correct in the absence of manifest error. All Loans or portions thereof made at LIBOR shall be conclusively deemed to have been funded by or on behalf of Lender (in the London interbank market) by the purchase of deposits corresponding in amount and maturity to the amount and Interest Periods selected
(or deemed to have been selected) by Borrower under this Agreement. Any partial repayment or prepayment shall be in an amount of at least $500,000.

3.2. EQUAL ACTIONS. Borrower agrees that (a) each borrowing from Lender under SECTION 1.2 of this Agreement and from the Other Banks under the Other Bank Agreements, (b) each payment of the Facility Fee under SECTION 2.7 of this Agreement to Lender and under the Other Bank Agreements to the Other Banks and (c) each reduction of the Commitment under SECTION 2.7 of this Agreement and the commitments of the Other Banks under the Other Banks Agreements shall be made equally among Lender and the Other Banks and at substantially the same time. The making, conversion and continuation of Loans hereunder and under the Other Bank Agreements shall be made equally and at substantially the same time and Interest Periods for LIBOR Loans hereunder and under the Other Bank Agreement made on the same Banking Day shall be coterminous. Each payment or prepayment of principal by Borrower shall be made for the account of Lender and the Other Banks equally and at substantially the same time. Each payment of interest on the Loans to Lender and on loans to the Other Banks shall be made for the account of Lender and the Other Banks equally in accordance with the amounts of interest due and payable to Lender and the Other Banks and at substantially the same time.

3.3. FUNDS.  All payments of principal, interest and the Facility
Fee shall be made in immediately available funds to Lender at its banking office indicated above or as otherwise directed by Lender.

       SECTION 4.          REPRESENTATIONS AND WARRANTIES

     To induce Lender to make each of the Loans, Borrower represents and warrants to Lender that:

     4.1. ORGANIZATION. Borrower and each Subsidiary (as defined below) are existing and in good standing under the laws of their state of formation, and are duly qualified, in good standing and authorized to do business in each jurisdiction where failure to do so might have a material adverse impact on the consolidated assets, condition or prospects of Borrower. Borrower and each Subsidiary have the power and authority to own their properties and to carry on their businesses as now being conducted.

4.2. AUTHORIZATION; NO CONFLICT. The execution, delivery and performance of this Agreement, the Note, the other Loan Documents (as hereinafter defined) and all related documents and instruments: (a) are within Borrower's powers; (b) have been authorized by all necessary corporate action; (c) have received any and all necessary governmental approval; and (d) do not and will not contravene or conflict with any provision of law or charter or by-laws of Borrower or any agreement affecting Borrower or its property.

4.3. FINANCIAL STATEMENTS. Borrower has supplied copies of the following financial or other statements to Lender:

     (a) The Borrower's unaudited consolidated financial statements as at June 30, 2000;

     (b) The Borrower's audited consolidated financial statements as at December 31, 1999; and

Such statements have been furnished to Lender, have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year, and fairly present the financial condition of Borrower and each Subsidiary as at such dates and the results of their operations for the respective periods then ended. Since the date of those financial statements, no material, adverse change in the business, condition, properties, assets, operations, or prospects of Borrower or any Subsidiary has occurred of which Lender has not been advised in writing before this Agreement was signed. There is no known contingent liability of Borrower or any Subsidiary which is known to be in an amount in excess of $10,000 (excluding loan commitments, letters of credit, and other contingent liabilities incurred in the ordinary course of the banking business) in excess of insurance for which the insurer has confirmed coverage in writing which is not reflected in such financial statements or of which Lender has not been advised in writing before this Agreement was signed.

     4.4. TAXES. Borrower and each Subsidiary have filed or caused to be filed all federal, state and local tax returns which, to the knowledge of Borrower or each Subsidiary, are required to be filed, and have paid or have caused to be paid all taxes as shown on such returns or on any assessment received by them, to the extent that such taxes have become due (except for current taxes not delinquent and taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been provided on the books of Borrower or the appropriate Subsidiary, and as to which no foreclosure, sale or similar proceedings have been commenced). Borrower and each Subsidiary have set up reserves which are adequate for the payment of additional taxes for years which have not been audited by the respective tax authorities.

4.5. LIENS. None of the assets of Borrower or any Subsidiary are subject to any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest, except: (a) for current taxes not delinquent or taxes being contested in good faith and by appropriate proceedings; (b) for liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings, but not involving any deposits or Loan or portion thereof or borrowed money or the deferred purchase price of property or services; (c) to the extent specifically shown on Schedule 5.5(a); (d) for liens in favor of Lender and the Other Banks granted after the date hereof so long as such liens are granted on a pari passu basis; (e) liens and security interests securing deposits of public funds, repurchase agreements, Federal funds purchased, trust assets, and other similar liens granted in the ordinary course of the banking business; (f) liens granted by Citizens Finance Co. ("CFC") and ULTEA, Inc. ("ULTEA") in favor of the Subsidiary Banks; and (g) liens granted by any Subsidiary Bank to a Federal Home Loan Bank in connection with a loan secured by assets of such Subsidiary Bank made by such Home Loan Bank to any Subsidiary Bank.

4.6. ADVERSE CONTRACTS. Neither Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction, nor is it subject to any judgment, decree or order of any court or governmental body, which may have a material and adverse effect on the business, assets, liabilities, financial condition, operations or business prospects of Borrower and its Subsidiaries taken as a whole or on the ability of Borrower to perform its obligations under this Agreement, the Note, the other Loan Documents and the Other Bank Agreements. Neither Borrower nor any Subsidiary has, nor with reasonable diligence should have had, knowledge of or notice that it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any such agreement, instrument, restriction, judgment, decree or order.

4.7. REGULATION U. Borrower is not engaged principally in, nor is one of Borrower's important activities, the business of extending credit for the purpose of purchasing or carrying
"margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereinafter in effect.

4.8. LITIGATION AND CONTINGENT LIABILITIES. No litigation (including derivative actions), arbitration proceedings or governmental proceedings are pending or threatened against Borrower which would (singly or in the aggregate), if adversely determined, have a material and adverse effect on the financial condition, continued operations or prospects of Borrower or any Subsidiary, except as and if set forth (including estimates of the dollar amounts involved) on Schedule 4.8 attached to this Agreement.

4.9. FDIC INSURANCE. The deposits of each Subsidiary Bank of the Borrower are insured by the FDIC to the extent permitted by applicable law and no act has occurred which would adversely affect the status of such Subsidiary Bank as an FDIC insured bank.

4.10.     INVESTIGATIONS.  Neither Borrower nor any Subsidiary
Bank has received any notice that it is under investigation by, or is operating under the restrictions imposed by or agreed to in connection with, any regulatory authority.

4.11. BANK HOLDING COMPANY. Borrower has complied in all material respects with all federal, state and local laws pertaining to bank holding companies, including without limitation the Bank Holding Company Act of 1956, as amended, and there are no conditions precedent or subsequent to its engaging in the business of being a registered bank holding company.

4.12.     ERISA.

     (a) Borrower and the ERISA Affiliates and the plan administrator of each Plan have fulfilled in all material respects their respective obligations under ERISA and the Code with respect to such Plan and such Plan is currently in material compliance with the applicable provisions of ERISA and the Code.

     (b) With respect to each Plan, there has been no (i) "reportable event" within the meaning of SECTION 4043 of ERISA and the regulations thereunder which is not subject to the provision for waiver of the 30-day notice requirement to the PBGC; (ii) failure to make or properly accrue any contribution which is due to any Plan; (iii) action under SECTIONS 4041 of ERISA to terminate any Pension Plan; (iv) withdrawal from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to SECTIONS 4063 or 4064 of ERISA; (v) institution by PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan;
     (vi) the imposition of liability pursuant to SECTIONS 4062(e), 4069 or 4212 of ERISA; (vii) complete or partial withdrawal (within the meaning of SECTIONS 4203 and 4205 of ERISA) from any Pension Plan which is a Multiemployer Plan that is in reorganization or insolvency pursuant to SECTIONS 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under SECTIONS 4041A or 4042 of ERISA; (viii) prohibited transaction described in SECTION 406 of ERISA or 4975 of the Code which could give rise to the imposition of any material fines, penalties, taxes or related charges; (ix) assertion of a claim (other than routine claims for benefits) against any Plan (other than a Multiemployer Plan) which could reasonably be expected to be successful; (x) receipt from the Internal Revenue Service of notice of the failure of any Plan to qualify under SECTION 401(a) of the Code, or the failure of any trust forming part of any Plan to fail to qualify for exemption from taxation under SECTION 501(a) of the Code, if applicable; or (xi) imposition of a Lien pursuant to SECTION 401(a)(29) or 412(n) of the Code or SECTION 302(f) of ERISA.

     4.13.     ENVIRONMENTAL LAWS.

     (a) Borrower and each of its Subsidiaries have obtained all material permits, licenses and other authorizations which are required under the Environmental Laws and are in compliance in all material respects with any applicable Environmental Laws.

     (b) On or prior to the date hereof, no notice, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the best of Borrower's knowledge, threatened by any governmental or other Person with respect to any alleged or suspected failure by Borrower or any of its Subsidiaries to comply in any material respect with any Environmental Laws.

     (c) There are no material liens arising under or pursuant to any Environmental Laws on any of the property owned or leased by Borrower or any of its Subsidiaries.

     (d) There are no conditions existing currently or likely to exist during the term of this Agreement which would subject Borrower or any of its Subsidiaries or any of their property to any material lien, damages, penalties, injunctive relief or cleanup costs under any Environmental Laws or which require or are likely to require cleanup, removal, remedial action or other responses pursuant to Environmental Laws by Borrower and its Subsidiaries.

     4.14. SUBSIDIARIES. Attached hereto as EXHIBIT B is a correct and complete list of all Subsidiaries of Borrower.

                  SECTION 5.          COVENANTS

     Until all obligations of Borrower hereunder and under the other Loan Documents are paid and fulfilled in full and the commitment of Lender to extend credit hereunder to Borrower has expired or terminated, Borrower agrees that it shall, and shall cause each Subsidiary to, comply with the following covenants, unless Lender consents otherwise in writing:

     5.1. EXISTENCE, MERGERS, ETC. Borrower and each Subsidiary shall preserve and maintain their corporate, partnership or joint venture (as applicable) existence, and will not liquidate, dissolve, or merge, or consolidate with or into any other entity, or sell, lease, transfer or otherwise dispose of all or a substantial part of their assets other than in the ordinary course of business as now conducted, except that:

     (a) any Subsidiary may merge or consolidate with or into Borrower or any one or more wholly-owned Subsidiaries;

     (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to Borrower or one or more wholly-owned Subsidiaries;

     (c) ULTEA may sell or lease assets to banks other than the Subsidiary Banks in an amount not to exceed 50% of its total lease assets;

     (d) ULTEA may transfer an interest in accounts or notes receivable on a non-recourse or a limited recourse basis to a special purpose vehicle, PROVIDED, that the transfer qualifies as a sale under generally accepted accounting principles and that the total amount of the assets sold does not exceed $30,000,000 in the aggregate; and

     (e) Borrower or any Subsidiary may merge with any other Person so long as the Borrower or such Subsidiary shall be the surviving Person and no Event of Default before or after giving effect to such merger shall have occurred and be continuing.

     Borrower and any Subsidiary shall take all steps to become and remain duly qualified, in good standing and authorized to do business in each jurisdiction where failure to do so might have a material adverse impact on the consolidated assets, condition or prospects of Borrower.

     5.2. REPORTS, CERTIFICATES AND OTHER INFORMATION. Borrower shall furnish (or cause to be furnished) to Lender:

     (a) INTERIM REPORTS. Within forty-five (45) days after the end of each quarter of each fiscal year of Borrower, a copy of an unaudited financial statement of Borrower and its Subsidiaries prepared on a consolidated basis consistent with the consolidated financial statements of Borrower and its Subsidiaries referred to in SECTION 4.3 above, signed by an authorized officer of Borrower and consisting of at least: (i) a balance sheet as at the close of such quarter; (ii) a statement of earnings and source and application of funds for such quarter and for the period from the beginning of such fiscal year to the close of such quarter; and
     (iii) all call reports and other financial statements required to be delivered by the Borrower and by each Subsidiary Bank to any governmental authority or authorities having jurisdiction over the Borrower or such Subsidiary Bank and all schedules thereto.

     (b) AUDIT REPORT. Within 90 days after the end of each fiscal year of Borrower, a copy of an annual report of Borrower and its Subsidiaries prepared on a consolidated basis and in conformity with generally accepted accounting principles applied on a basis consistent with the consolidated financial statements of Borrower and its Subsidiaries referred to in SECTION 4.3 above, duly audited by independent certified public accountants of recognized standing satisfactory to Lender, accompanied by an opinion without significant qualification.

     (c) CERTIFICATES. Contemporaneously with the furnishing of a copy of each annual report and of each quarterly statement provided for in this Section, a certificate dated the date of such annual report or such quarterly statement and signed by either the President, the Chief Financial Officer or the Treasurer of Borrower, to the effect that no Event of Default or Unmatured Event of Default has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it, and containing (except in the case of the certificate dated the date of the annual report) a computation of, and showing compliance with, any financial ratio or restriction contained in this Agreement.

     (d) REPORTS TO SEC AND TO SHAREHOLDERS. Copies of each filing and report made by Borrower or any Subsidiary with or to any securities exchange or the Securities and Exchange Commission, except in respect of any single shareholder, and of each communication from Borrower or any Subsidiary to shareholders generally, promptly upon the filing or making thereof.

     (e) NOTICE OF DEFAULT, LITIGATION AND ERISA NATTERS, immediately upon learning of the occurrence of any of the following, written notice describing the same and the steps being taken by Borrower or such Subsidiary affected in respect thereof:
     (i) the occurrence of an Event of Default or an Unmatured Event of Default; (ii) the institution of, or any adverse determination in, any litigation, arbitration or governmental proceeding which is material to Borrower or any Subsidiary on a consolidated basis; (iii) the occurrence of any event described in SECTION 4.12(b); (iv) the issuance of any cease and desist order, memorandum of understanding, cancellation of insurance, or proposed disciplinary action from the Federal Deposit Insurance Corporation or other regulatory entity; or (v) the receipt by Borrower or any Subsidiary Bank of any notice that it is under investigation by, or is operating under the restrictions imposed by or agreed to in connection with, any regulatory authority.

     (f) OTHER BANK AGREEMENTS. Promptly, copies of any amendment, supplement, waiver or other agreement affecting any Other Bank Agreement, certified by the secretary or assistant secretary of Borrower.

     (g) OTHER INFORMATION. From time to time such other information, financial or otherwise, concerning Borrower, any Subsidiary or any Guarantor as Lender may reasonably request.

     5.3. INSPECTION. Borrower and each Subsidiary shall permit Lender and its agents at any time during normal business hours to inspect their properties and to inspect and make copies of their books and records. Any such inspection shall be at Borrower's expense if an Event of Default or Unmatured Event of Default has occurred and is continuing.

     5.4. FINANCIAL REQUIREMENTS.

     (a) TOTAL DEBT TO NET WORTH. Borrower's total indebtedness for borrowed money (specifically excluding the indebtedness for borrowed money of Borrower's Subsidiaries) shall not at any time exceed forty-five percent (45%) of its Tangible Net Worth (provided that nothing in this paragraph shall permit Borrower to borrow except as specifically permitted elsewhere in this Agreement).

     (b) LEVERAGE RATIO. Borrower shall maintain at all times a ratio of Tier 1 Capital to average quarterly assets less all non-qualified intangible assets of at least five percent (5%), calculated on a consolidated basis as at the last day of each fiscal quarter of Borrower. Each Subsidiary Bank shall maintain at all times a ratio of Tier 1 Capital to average quarterly assets less all non-qualified intangible assets of at least five percent (5%) as at the last day of each fiscal quarter of such Subsidiary Bank.

     (c) TIER 1 CAPITAL RATIO. Borrower shall maintain at all times a ratio of Tier 1 Capital to risk-weighted assets of not less than six percent (6%). Each Subsidiary Bank shall maintain at all times a ratio of Tier 1 Capital to risk-weighted assets of not less than six percent (6%).

     (d) RISK-BASED CAPITAL RATIO Borrower shall maintain at all times until December 31, 2000 a ratio of Total Capital to risk-weighted assets of not less than nine percent (9%). On and after December 31, 2000, Borrower shall maintain at all times a ratio of Total Capital to risk-weighted assets of not less than ten percent (10%). Each Subsidiary Bank shall maintain at all times a ratio of Total Capital to risk-weighted assets of not less than ten percent (10%).

     (e) RETRUN ON AVERAGE ASSETS--BORROWER. Borrower's consolidated net income shall be at least one half percent (0.50%) of its average assets, calculated as at the last day of each fiscal quarter of Borrower for the four fiscal quarter period ending on such date.

     (f) RETURN ON AVERAGE ASSETS-DUBUQUE BANK & TRUST ("DBT"). The consolidated net income of DBT, an Iowa state bank, shall be at least one percent (1.00%) of its average assets, calculated as at the last day of each fiscal quarter of DBT for the four fiscal quarter period ending on such date.

     (g) NON-PERFORMING ASSETS. All assets of all Subsidiary Banks and other Subsidiaries classified as "non-performing" (which shall include all loans in non-accrual status, more than ninety
     (90) days past due in principal or interest, restructured or renegotiated, or listed as "other restructured" or "other real estate owned") on the Federal Deposit Insurance Corporation or other regulatory agency call report shall not exceed at any time three percent (3%) of all loans of the Borrower and its Subsidiaries on a consolidated basis.

     (h) LOAN LOSS RESERVES RATIO. The Borrower and each Subsidiary Bank shall maintain at all times on a consolidated basis a ratio of loan loss reserves to non-performing loans (not including "other real estate owned") of not less than one hundred percent (100%).

     5.5. INDEBTEDNESS, LIENS AND TAXES. Borrower and each Subsidiary shall:

     (a) INDEBTEDNESS. Not incur, permit to remain outstanding, assume or in any way become committed for indebtedness in respect of borrowed money (specifically including but not limited to indebtedness in respect of money borrowed from financial institutions but excluding deposits), except: (i) indebtedness incurred hereunder or to Lender or to the Other Banks; (ii) indebtedness described on SCHEDULE 5.5(a) hereof; (iii) indebtedness of any Subsidiary arising in the ordinary course of the business of such Subsidiary; (iv) indebtedness incurred in connection with an offering of trust preferred or similar securities of any Subsidiary, provided that the aggregate amount of such indebtedness shall not exceed $25,780,000 at any one time outstanding; and (v) in the event any transfer or contribution of accounts receivable of ULTEA to a special purpose vehicle in accordance with SECTION 5.1(d) is deemed to constitute a secured financing, indebtedness of ULTEA to such special purpose vehicle, secured by the account receivables and related rights transferred to such special purpose vehicle only (the "FACTORED RECEIVABLES"), PROVIDED, that such indebtedness shall not exceed an amount equal to $30,000,000 in the aggregate.

     (b) LIENS. Not create, suffer or permit to exist any lien or encumbrance of any kind or nature upon any of their assets now or hereafter owned or acquired (specifically including but not limited to the capital stock of any of the Subsidiary Banks), or acquire or agree to acquire any property or assets of any character under any conditional sale agreement or other title retention agreement, but this SECTION shall not be deemed to apply to: (i) liens existing on the date of this Agreement and described on SCHEDULE 5.5(a); (ii) liens of landlords, contractors, laborers or suppliers, tax liens, or liens securing performance or appeal bonds, or other similar liens or charges arising out of Borrower's business, provided that tax liens are removed before related taxes become delinquent and other liens are promptly removed, in either case unless contested in good faith and by appropriate proceedings, and as to which adequate reserves shall have been established and no foreclosure, sale or similar proceedings have commenced; (iii) liens in favor of Lender and the Other Banks granted after the date hereof so long as such liens are granted on a PARI PASSU basis; (iv) liens on the assets of any Subsidiary (other than CFC and ULTEA) arising in the ordinary course of the business of such Subsidiary; (v) liens granted by any Subsidiary Bank to a Federal Home Loan Bank in connection with a loan secured by assets of such Subsidiary Bank made by such Federal Home Loan Bank to any Subsidiary Bank;
     (vi) liens contemplated by SECTION 4.5; and (vii) in the event any transfer or contribution of the Factored Receivables by ULTEA to a special purpose vehicle is deemed to constitute a secured financing, liens upon the Factored Receivables in favor of such special purpose vehicle in an amount not to exceed $30,000,000 in the aggregate.

     (c) TAXES. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon them, upon their income or profits or upon any properties belonging to them, prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies when due, except that no such tax, assessment, charge, levy or claim need be paid which is being contested in good faith by appropriate proceedings as to which adequate reserves shall have been established, and no foreclosure, sale or similar proceedings have commenced.

     (d) GUARANTIES. Not assume, guarantee, endorse or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or loan or any portion thereof any funds, assets, goods or services, or otherwise) with respect to the obligation of any other person or entity, except: (i) by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, issuance of letters of credit or similar instruments or documents in the ordinary course of business; (ii) as permitted by this Agreement; and (iii) in connection with an offering of trust preferred or similar securities of any Subsidiary as described in and subject to SECTION 5.5(a)(iv).

     5.6. INVESTMENTS AND LOANS. Neither Borrower nor any Subsidiary shall make any loan, advance, extension of credit or capital contribution to, or purchase or otherwise acquire for a consideration, evidences of indebtedness, capital stock or other securities of any Person, except that Borrower and any Subsidiary may:

     (a) purchase or otherwise acquire and own short-term money market items (specifically including but not limited to preferred stock mutual funds);

     (b) invest, by way of purchase of securities or capital contributions, in the Subsidiary Banks or any other bank or banks, and upon Borrower's purchase or other acquisition of fifty percent (50%) or more of the stock of any bank, such bank shall thereupon become a "Subsidiary Bank" for all purposes under this Agreement;

     (c) invest, by way of loan, advance, extension of credit (whether in the form of lease, conditional sales agreement, or otherwise), purchase of securities, capital contributions, or otherwise, in Subsidiaries other than banks or Subsidiary Banks, except that in no event shall Borrower's aggregate investment in CFC and ULTEA exceed 15% of its Tangible Net Worth; and

     (d) make any investment permitted by applicable governmental laws and regulations.

     Nothing in this SECTION 5.6 shall prohibit Borrower or any Subsidiary Bank from making loans, advances, or other extensions of credit in the ordinary course of banking upon substantially the same terms as heretofore extended by them in such business or upon such terms as may at the time be customary in the banking business.

     5.7. CAPITAL STRUCTURE AND DIVIDENDS. Neither Borrower nor any Subsidiary shall declare or pay any dividend (other than dividends payable in its own common stock or dividends paid to Borrower) or make any other distribution in respect of such shares or interest other than to Borrower, except that (i)
Borrower may declare or pay cash dividends to holders of the stock of Borrower in any fiscal year in an amount not to exceed
50% of Borrower's consolidated net income for the immediately preceding fiscal year and (ii) New Mexico Bank & Trust may pay the same dividend per share that it pays Borrower to its minority shareholders; provided that no Event of Default or Unmatured
Event of Default exists as of the date of such declaration or payment or would result therefrom. Borrower shall continue to own, directly or indirectly, the same (or greater) percentage of the stock and partnership, joint venture, or other equity interest in each Subsidiary that it held on the date of this Agreement, and no Subsidiary shall issue any additional stock or partnership, joint venture or other equity interests, options or warrants in respect thereof, or securities convertible into such securities or interests, other than to Borrower.

     5.8. MAINTENANCE OF PROPERTIES. Borrower and each Subsidiary shall maintain, or cause to be maintained, in good repair, working order and condition, all their properties (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     5.9. INSURANCE. Borrower and each Subsidiary shall maintain insurance in responsible companies in such amounts and against such risks as is required by law and such other insurance, in such amount and against such hazards and liabilities, as is customarily maintained by bank holding companies and banks similarly situated. Each Subsidiary Bank shall have deposits insured by the Federal Deposit Insurance Corporation.

     5.10.     USE OF PROCEEDS.

     (a) GENERAL. The proceeds of the Loans shall be used by Borrower for general corporate purposes and to provide funding for its Subsidiaries. Neither Borrower nor any Subsidiary shall use or permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulations U or X of the Board of Governors of the Federal Reserve System, as amended from time to time. If requested by Lender, Borrower and each Subsidiary will furnish to Lender a statement in conformity with the requirements of Federal Reserve Form U-1. No part of the proceeds of the Loans will be used for any purpose which violates or is inconsistent with the provisions of Regulation U or X of the Board of Governors.

     (b) TENDER OFFERS AND GOING PRIVATE. Neither Borrower nor any Subsidiary shall use (or permit to be used) any proceeds of the Loans to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended, or any regulations or rulings thereunder.

     5.11. WELL CAPITALIZED. Each Subsidiary Bank shall at all times be at least "well capitalized" as defined in the Federal Deposit Insurance Corporation Improvement Act of 1991 and any regulations issued thereunder, as such statute or regulation may be amended or supplemented from time to time.

     5.12. COMPLIANCE WITH LAW. Borrower and each Subsidiary shall be in compliance with all laws and regulations (whether federal, state or local and whether statutory, administrative, judicial or otherwise) and with every lawful governmental order or similar actions (whether administrative or judicial), specifically including but not limited to all requirements of the Bank Holding Company Act of 1956, as amended, and with the existing regulations of the Board of Governors of the Federal Reserve System relating to bank holding companies.

     5.13.     NOTICE OF DEPOSIT AND OTHER ACCOUNTS.   Borrower shall,
and shall cause the Guarantors (as hereinafter defined) to promptly notify Lender in writing (a) of any deposit or other account currently maintained by Borrower or by the Guarantors with any of the Other Banks and (b) upon the opening by Borrower or by the Guarantors of any deposit or other account after the date hereof with any of the Other Banks.

                 SECTION 6.          GUARANTIES

     6.1. GUARANTY. Payment of the Loans under this Agreement shall be unconditionally guaranteed by ULTEA and by CFC (the "GUARANTOR(s)") pursuant to a guaranty (individually a "GUARANTY" and collectively the "GUARANTIES") executed by each Guarantor, substantially in the form of EXHIBIT C hereto, with appropriate insertions, as the same may be amended from time to time.

            SECTION 7.          CONDITIONS OF LENDING

     7.1. DOCUMENTATION; NO DEFAULT. The obligation of Lender to make any Loan is subject to the following conditions precedent:

     (a) INITIAL DOCUMENTATION. Lender shall have received all of the following promptly upon the execution and delivery hereof, each duly executed and dated the date hereof (except for the Second Amendment), in form and substance satisfactory to Lender and its counsel, at the expense of Borrower, and in such number of signed counterparts as Lender may request (except for the Note, of which only the original shall be signed):

           (i)        NOTE.  The Note, duly executed and delivered;

           (ii) RESOLUTION; CERTIFICATE OF INCUMBENCY. A copy of a resolution of the Board of Directors of Borrower authorizing or ratifying the execution, delivery and performance, respectively, of this Agreement, the Note, the other Loan Documents and any other documents provided for in this Agreement, certified by an appropriate officer of Borrower, together with a certificate of an appropriate officer of Borrower, certifying the names of the officer(s) of Borrower authorized to sign this Agreement, the Note, the other Loan Documents and the other documents provided for in this Agreement, together with a sample of the true signature of each such person (Lender may conclusively rely on such certificate until formally advised by a like certificate of any changes therein);

           (iii) GOVERNING DOCUMENTS. A certificate signed by an appropriate officer of Borrower as to the articles of incorporation and by-laws of Borrower, together with a good standing certificate (dated no earlier than 30 days prior to this Agreement) for the Borrower;

           (iv) CERTIFICATE OF NO DEFAULT. A certificate signed by an appropriate officer of Borrower to the effect that: (A) no Event of Default or Unmatured Event of Default has occurred and is continuing or will result from the making of the first Loan; and
           (B) the representations and warranties of Borrower contained herein and in the other Loan Documents are true and correct as at the date of the first Loan as though made on that date;

           (v) GUARANTIES. A separate Guaranty signed by each Guarantor;

           (vi) GUARANTOR RESOLUTIONS AND CERTIFICATE OF INCOMBENCY. A copy of a resolution of the Board of Directors of each Guarantor authorizing or ratifying the execution, delivery and performance, respectively, of the Guaranty and any other documents provided for in this Agreement, certified by an appropriate officer of each Guarantor, together with a certificate of an appropriate officer of the Guarantor certifying the names of the officer(s) of each Guarantor authorized to sign the Guaranty and any other documents provided for in this Agreement, together with a sample of the true signature of each such person (Lender may conclusively rely on such certificate until formally advised by a like certificate of any changes therein);

           (vii) OPINION OF COUNSEL TO GUARANTOR. An opinion of counsel to each Guarantor in the form of EXHIBIT D attached hereto.

           (viii) OPINION OF COUNSEL TO BORROWER. An opinion of counsel to Borrower in the form of EXHIBIT E hereto;

           (ix) OTHER BANK AGREEMENTS. A copy of the Other Bank Agreements, duly executed by Borrower and the Other Banks, certified by an appropriate officer of Borrower, which certificate shall represent that, except for the names of the Other Banks and related information therein, each Other Bank Agreement is identical in all material respects to this Agreement;

           (x) SECOND AMENDMENT. The Second Amendment, duly executed and delivered;

           (xi) MISCELLANEOUS. Such other documents and certificates as Lender may reasonably request.

     (b) REPRESENTATIONS AND WARRANTIES TRUE. At the date of each Loan, Borrower's representations and warranties set forth herein and in the other Loan Documents shall be true and correct as of such date as though made on such date.

     (c) NO DEFAULT. At the time of each Loan, and immediately after giving effect to such Loan, no Event of Default or Unmatured Event of Default shall have occurred and be continuing at the time of such Loan, or would result from the making of such Loan.

     (d) EQUALITY. At the time of each Loan and before and after giving effect thereto, the principal amount of Loans outstanding under this Agreement and loans outstanding under the Other Bank Agreements shall be equally divided among the Lender and the Other Banks.

     7.2. AUTOMATIC UPDATE OF REPRESENTATIONS AND WARRANTIES AND NO-DEFAULT CERTIFICATE; CERTIFICATE AT LENDER'S OPTION. The request by Borrower for any Loan shall be deemed a representation and warranty by Borrower that the statements in SUBSECTIONS (b), (c) and (d)of SECTION 7.l are true and correct on and as at the date of each succeeding Loan. Upon receipt of each Loan request
Lender in its sole discretion shall have the right to request that Borrower provide to Lender, prior to Lender's funding of the Loan, a certificate executed by Borrower's President, Treasurer, or Chief Financial Officer to such effect.

                   SECTION 8.          DEFAULT

     8.1. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "EVENT OF DEFAULT":

     (a) failure to pay, when and as due, any principal, interest or other amounts payable hereunder or under the Note;

     (b) any default, event of default, or similar event shall occur or continue under any other instrument, document, note, agreement, or guaranty delivered to Lender in connection with this Agreement, or any such instrument, document, note, agreement, or guaranty shall not be, or shall cease to be, enforceable in accordance with its terms; or

     (c) there shall occur any default or event of default, or any event or condition that might become such with notice or the passage of time or both, or any similar event, or any event that requires the prepayment of borrowed money or the acceleration of the maturity thereof, under the terms of any evidence of indebtedness or other agreement issued or assumed or entered into by Borrower, any Subsidiary or any Guarantor (including the Other Bank Agreements), or under the terms of any indenture, agreement, or instrument under which any such evidence of indebtedness or other agreement is issued, assumed, secured, or guaranteed, and such event shall continue beyond any applicable period of grace; or

     (d) any representation, warranty, schedule, certificate, financial statement, report, notice, or other writing furnished by or on behalf of Borrower, any Subsidiary or any Guarantor to Lender is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified; or

     (e) any guaranty of or pledge of collateral security for the Loans shall be repudiated or become unenforceable or incapable of performance; or

     (f) Borrower or any Subsidiary shall fail to comply with SECTIONS 5.l or 5.4 hereof; or failure to comply with or perform any agreement or covenant of Borrower or any Subsidiary contained herein, which failure does not otherwise constitute an Event of Default, and such failure shall continue unremedied for ten (l0) days after notice thereof to Borrower by Lender; or

     (g) any Guarantor shall dissolve, liquidate, merge, consolidate, or cease to be in existence for any reason except as permitted under SECTION 5.1 thereof; or

     (h) any person or entity presently not in control of Borrower or any Guarantor on the date hereof, shall obtain control directly or indirectly of Borrower or any Guarantor, whether by purchase or gift of stock or assets, by contract, or otherwise; or

     (i) any proceeding (judicial or administrative) shall be commenced against Borrower, any Subsidiary or any Guarantor, or with respect to any assets of Borrower, any Subsidiary or any Guarantor which shall threaten to have a material and adverse effect on the assets, condition or prospects of Borrower, any Subsidiary or any Guarantor; or final judgment(s) and/or settlement(s) in an aggregate amount in excess of FIVE MILLION UNITED STATES DOLLARS ($5,000,000) in excess of insurance for which the insurer has confirmed coverage in writing, a copy of which writing has been furnished to Lender, shall be entered or agreed to in any suit or action commenced against Borrower, any Subsidiary or any Guarantor; or

     (j) Borrower or any Subsidiary or any Guarantor shall grant or any person (other than Lender) shall obtain a security interest in any assets of Borrower or any Subsidiary or any Guarantor other than as permitted under SECTION 5.5(b) hereof; Borrower or any Subsidiary or any Guarantor or any other person shall perfect (or attempt to perfect) such a security interest; or any notice of a federal tax lien against Borrower or any Subsidiary or any Guarantor shall be filed with any public recorder; or

     (k) the Federal Deposit Insurance Corporation or other regulatory entity shall issue or agree to enter into a letter agreement, memorandum of understanding, or a cease and desist order with or against the Borrower or any Subsidiary; or the Federal Deposit Insurance Corporation or other regulatory entity shall issue or enter into an agreement, order, or take any similar action with or against the Borrower or any Subsidiary materially adverse to the business or operation of the Borrower or any Subsidiary; or

     (l) any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation, dissolution, or similar proceeding, domestic or foreign, is instituted by or against Borrower, any Subsidiary or any Guarantor; or Borrower, any Subsidiary or any Guarantor shall take any steps toward, or to authorize, such a proceeding; or

     (m) Borrower, any Subsidiary or any Guarantor shall become insolvent, generally shall fail or be unable to pay its debts as they mature, shall admit in writing its inability to pay its debts as they mature, shall make a general assignment for the benefit of its creditors, shall enter into any composition or similar agreement, or shall suspend the transaction of all or a substantial portion of its usual business; or

     (n) an event or condition specified in SECTION 4.12(b) shall occur or exist with respect to any Plan or Multiemployer Plan if as a result of such event or condition, together with all other such events or conditions, Borrower or any ERISA Affiliate shall incur, or, in the opinion of Lender, shall be reasonably likely to incur, a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) which is, in the determination of Lender, material in relation to the consolidated financial condition, business, operations or prospects taken as a whole of Borrower and its Subsidiaries.

     8.2. DEFAULT REMEDIES.

     (a) Upon the occurrence and during the continuance of any Event of Default specified in SECTION 8.l (a)-(k) and (n), Lender at its option may declare the Note (principal, interest and other amounts) and any other amounts owed to Lender, including without limitation any accrued but unpaid Facility Fee, immediately due and payable without notice or demand of any kind. Upon the occurrence of any Event of Default specified in SECTION 8.l (l)-
     (m), the Note (principal, interest and other amounts) and any other amounts owed to Lender, including without limitation any accrued but unpaid Facility Fee, shall be immediately and automatically due and payable without action of any kind on the part of Lender. Upon the occurrence and during the continuance of any Event of Default, any obligation of Lender to make any Loan shall immediately and automatically terminate without action of any kind on the part of Lender, and Lender may exercise any rights and remedies under this Agreement, the Note, the other Loan Documents any related document or instrument (including without limitation any pertaining to collateral), and at law or in equity.

     (b) Lender may, by written notice to Borrower, at any time and from time to time, waive any Event of Default or Unmatured Event of Default, which shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, Lender and Borrower shall be restored to their former position and rights hereunder, and any Event of Default or Unmatured Event of Default so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to or impair any subsequent or other Event of Default or Unmatured Event of Default. No failure to exercise, and no delay in exercising, on the part of Lender of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of Lender herein provided are cumulative and not exclusive of any rights or remedies provided by law.

                 SECTION 9.          DEFINITIONS

     9.1. GENERAL.  As used herein:

     (a) The term "BANKING DAY" means a day on which Lender is open at its main office for the purpose of conducting a commercial banking business and is not authorized to close and, when used with reference to LIBOR Rate Loans, a day on which Lender is dealing with U.S. dollar deposits in the eurodollar interbank market in London, England.

     (b) The term "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     (c) The term "ENVIRONMENTAL LAWS" means all federal, state and local laws, including statutes, regulations, ordinances, codes, rules and other governmental restrictions and requirements, relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or hazardous substances or the treatment, processing, storage, disposal, release, transport or other handling thereof, including, but not limited to, the federal Solid Waste Disposal Act, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act, the federal Hazardous Materials Transportation Act, the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the federal Toxic Substances Control Act, regulations of the Nuclear Regulatory Agency, and regulations of any state department of natural resources or state environmental protection agency, in each case as now or at any time hereafter in effect.

     (d)  The term "ERISA" means the Employee Retirement Income
     Security Act of 1974, as amended from time to time.

     (e) The term "ERISA AFFILIATE" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of SECTION 414(b) of the Code) as Borrower or is under common control (within the meaning of SECTION 414(c) of the Code) with Borrower.

     (f)  The term "FDIC" means the Federal Deposit Insurance
     Corporation and any successor thereof.

     (g)  The term "INTEREST PERIOD" means, with regard to LIBOR
     Loans, the amount of days from the date an interest rate is to be in effect to the date such interest period matures according to its terms.

     (h) The term "LOAN DOCUMENTS" means collectively this Agreement, the Note, Guaranties, and any and all other documents delivered in connection herewith and therewith.

     (i) The term "MULTIEMPLOYER PLAN" means a multiemployer plan defined as such in SECTION 3(37) of ERISA to which contributions have been made by Borrower or any ERISA Affiliate as a "contributing sponsor" (within the meaning of SECTION 4001(a)(13) of ERISA).

     (j) The term "OTHER BANKS" means the banks party to the Other Bank Agreements, together with their successors and assigns party to such Other Bank Agreements.

     (k) The term "OTHER BANK AGREEMENTS" means that certain Revolving Credit Agreement dated even date herewith between Borrower and Harris Trust and Savings Bank, and the notes, guaranties, negative pledge agreements and the other documents delivered in connection therewith, as each may be amended, modified or supplemented from time to time.

     (l)  The term "PBGC" means the Pension Benefit Guaranty
     Corporation or any entity succeeding to any or all of its functions under ERISA.

     (m) The term "PENSION PLAN" means any Plan which is a "defined benefit plan" within the meaning of SECTION 3(35) of ERISA.

     (n) The term "PERSON" means any individual, corporation, company, limited liability company, voluntary association, partnership, trust, estate, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

     (o) The term "PLAN" means any plan, program or arrangement which constitutes an "employee benefit plan" within the meaning of
     SECTION 3(3) of ERISA.

     (p) The term "PRIME RATE" means that rate of interest announced from time to time by Lender called its prime rate, which rate may not at any time be the lowest rate charged by Lender. Changes in the rate of interest on the Loans resulting from a change in the Prime Rate shall take effect on the date set forth in each announcement of a change in the Prime Rate.

     (q) The term "SUBSIDIARY" means any corporation, partnership, joint venture, trust, or other legal entity of which Borrower owns directly or indirectly fifty percent (50%) or more of the outstanding voting stock or interest, or of which Borrower has effective control, by contract or otherwise. The term Subsidiary includes each Subsidiary Bank unless stated otherwise explicitly.

     (r) The term "SUBSIDIARY BANK" means each Subsidiary which is a bank or a thrift institution, including, without limitation, DBT, Galena State Bank and Trust Company, First Community Bank, FSB, Riverside Community Bank, Wisconsin Community Bank, and New Mexico Bank & Trust.

     (s) The term "TANGIBLE NET WORTH" shall mean at any date the total shareholders' equity (including all classes of capital stock, capital surplus, additional paid-in capital, retained earnings, contingencies, and capital reserves), MINUS the cost of common stock reacquired by the Borrower and other capital accounts of the Borrower at such date, MINUS goodwill, patents, trademarks, service marks, trade names, copyrights, and all intangible assets (including without limitation "core-deposit intangibles" and unidentifiable intangibles resulting from acquisitions) and all items that are treated as intangible assets under generally accepted accounting principles or that otherwise fit within the definition of "intangible assets" in the instructions for the call report of the Federal Deposit Insurance Corporation.

     (t) The term "TIER 1 CAPITAL" means the same as that determined under the capital formula currently used by the Federal Reserve Board.

     (u) The term "TOTAL CAPITAL" means the same as that determined under the capital formula currently used by the Federal Reserve Board.

     (v) The term "UNMATURED EVENT OF DEFAULT" means an event or condition which would become an Event of Default with notice or the passage of time or both.

     Except as and unless otherwise specifically provided herein, all accounting terms shall have the meanings given to them by generally accepted accounting principles and shall be applied and all reports required by this Agreement shall be prepared, in a manner consistent with the financial statements referred to in
SECTION 4.3 above.

     9.2. APPLICABILITY OF SUBSIDIARY REFERENCES. Terms hereof pertaining to any Subsidiary shall apply only during such times as Borrower has any Subsidiary.

           SECTION 10.    NO INTEREST OVER LEGAL RATE.

     Borrower does not intend or expect to pay, nor does Lender intend or expect to charge, accept or collect any interest which, when added to any fee or other charge upon the principal which may legally be treated as interest, shall be in excess of the highest lawful rate. If acceleration, prepayment or any other charges upon the principal or any portion thereof, or any other circumstance, result in the computation or earning of interest in excess of the highest lawful rate, then any and all such excess is hereby waived and shall be applied against the remaining principal balance. Without limiting the generality of the foregoing, and notwithstanding anything to the contrary contained herein or otherwise, no deposit of funds shall be required in connection herewith which will, when deducted from the principal amount outstanding hereunder, cause the rate of interest hereunder to exceed the highest lawful rate.

                  SECTION 11.    PAYMENTS, ETC.

     All payments hereunder shall be made in immediately available funds, and shall be applied first to accrued interest and then to principal; however, if an Event of Default occurs, Lender may, in its sole discretion, and in such order as it may choose, apply any payment to interest, principal and/or lawful charges and expenses then accrued. Borrower shall receive immediate credit on payments received during Lender's normal banking hours if made in cash, immediately available funds, or by debit to available balances in an account at Lender; otherwise payments shall be credited after clearance through normal banking channels. Borrower authorizes Lender to charge any account of Borrower maintained with Lender for any amounts of principal, interest, taxes, duties, or other charges or amounts due or payable hereunder, with the amount of such payment subject to availability of collected balances in Lender's discretion; unless Borrower instructs otherwise, all Loans shall be made in immediately available funds and shall be credited to an account(s) of Borrower with Lender. LENDER AT ITS OPTION MAY MAKE LOANS HEREUNDER UPON TELEPHONIC INSTRUCTIONS AND IN SO DOING SHALL BE FULLY ENTITLED TO RELY SOLELY UPON INSTRUCTIONS, INCLUDING INSTRUCTIONS TO MAKE TRANSFERS TO THIRD PARTIES, REASONABLY BELIEVED BY LENDER TO HAVE BEEN GIVEN BY AN AUTHORIZED PERSON, WITHOUT INDEPENDENT INQUIRY OF ANY TYPE. All payments shall be made without deduction for or on account of any present or future taxes, duties or other charges levied or imposed on this Agreement, the Note, the other Loan Documents, the Loans or the proceeds, Lender or Borrower by any government or political subdivision thereof. Borrower shall upon request of Lender pay all such taxes, duties or other charges in addition to principal and interest, including without limitation all documentary stamp and intangible taxes, but excluding income taxes based solely on Lender's income.

                     SECTION 12.    SETOFF

     At any time after an Event of Default or Unmatured Event of Default shall have occurred and be continuing, and without notice of any kind, any account, deposit or other indebtedness owing by Lender to Borrower, and any securities or other property of Borrower delivered to or left in the possession of Lender or its nominee or bailee, may be set off against and applied in payment of any obligation hereunder, whether due or not.

                     SECTION 13.    NOTICES

     All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made when deposited in the mail, postage prepaid, addressed if to Lender to its office indicated above (Attention: Division Head, Correspondent Services Division), and if to Borrower to its address set forth below, or to such other address as may be hereafter designated in writing by the respective parties hereto or, as to Borrower, may appear in Lender's records.

                    SECTION 14.    AMENDMENT

     This Agreement may be amended, supplemented or interpreted at any time only by written instrument duly executed by Lender and Borrower. Concurrently with the execution of any amendment to this Agreement, Borrower shall deliver to Lender a substantially similar amendment to the Other Bank Agreements signed by each of the Other Banks, certified by an appropriate officer of Borrower. Failure to deliver such amendment to the Other Bank Agreements shall entitle Lender to declare an Event of Default under SECTION 8.1(f) of this Agreement, without any further notice.

                  SECTION 15.    MISCELLANEOUS

     This Agreement and any document or instrument executed in connection herewith shall be governed by and construed in accordance with the internal law of the State of Illinois, and shall be deemed to have been executed in the State of Illinois. Unless the context requires otherwise, wherever used herein the singular shall include the plural and vice versa, and the use of one gender shall also denote the other. Captions herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof; references herein to Sections or provisions without reference to the document in which they are contained are references to this Agreement. This Agreement shall bind Borrower, its successors and assigns, and shall inure to the benefit of Lender, its successors and assigns, except that Borrower may not transfer or assign any of its rights or interest hereunder without the prior written consent of Lender. Borrower agrees to pay upon demand all expenses (including without limitation attorneys' fees, legal costs and expenses, and time charges of attorneys who may be employees of Lender, in each case whether in or out of court, in original or appellate proceedings or in bankruptcy) incurred or paid by Lender or any holder of the
Note in connection with (a) the negotiation, preparation, execution and delivery of this Agreement, the Note and the other Loan Documents, (b) any amendment, modification or waiver of any of the terms of this Agreement, the Note or the other Loan Documents, (c) any Event of Default or Unmatured Event of Default and any enforcement or collection proceedings resulting therefrom, and (d) any transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, the Note or the other Loan Documents or any other document referred to herein. Except as otherwise specifically provided herein, Borrower expressly and irrevocably waives presentment, protest, demand and notice of any kind in connection herewith.

            SECTION 16.    WAIVER OF JURY TRIAL, ETC.

     BORROWER HEREBY IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S SOLE AND ABSOLUTE ELECTION, ALL SUITS, ACTIONS OR OTHER PROCEEDINGS WITH RESPECT TO, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE, ANY LOAN DOCUMENT OR ANY DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION HEREWITH SHALL BE SUBJECT TO LITIGATION IN COURTS HAVING SITUS WITHIN OR JURISDICTION OVER COOK COUNTY, ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED IN OR HAVING JURISDICTION OVER SUCH COUNTY, AND HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO REQUEST OR DEMAND TRIAL BY JURY, TO TRANSFER OR CHANGE THE VENUE OF ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT BY LENDER IN ACCORDANCE WITH THIS PARAGRAPH, OR TO CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

       SECTION 17.    EFFECT OF AMENDMENT AND RESTATEMENT

     Borrower and Lender acknowledge and agree that (a) this Agreement and the documents executed and delivered in connection herewith do not constitute a novation, payment and reborrowing, or termination of the obligations under the Amended and Restated Credit Agreement (the "AMENDED AND RESTATED LOAN OBLIGATIONS") as in effect prior to the date hereof, (b) the Amended and Restated Loan Obligations are in all respects continuing with only the terms thereof being modified as provided by this Agreement and
(c) all references in all related documents and all amendments, restatements or other modifications thereof or thereto executed and delivered in connection with the Amended and Restated Credit Agreement shall be deemed to refer without further amendment to this Agreement. All amendments, restatements or other modifications thereof or thereto delivered in connection with the Amended and Restated Credit Agreement are hereby ratified and shall continue from and after the date hereof and such agreements, as the same may have been or may contemporaneously herewith be amended, shall remain in full force and effect from and after the date hereof.


[The remainder of this is intentionally left blank.]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                         HEARTLAND FINANCIAL USA, INC.

                         By: ______________________________

                         Title: _____________________________

                         Address for notices:

                         1398 Central Avenue
                         Dubuque, Iowa  32004-0778
                         Attention:  John K. Schmidt


                         THE NORTHERN TRUST COMPANY

                         By: ______________________________

                         Title: _____________________________

                         Address:  50 South LaSalle Street
                                   Chicago, Illinois  60675
                         Attention:Division Head,
                                   Correspondent Services